EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of BTRS Holdings Inc. on Form S-8 of our report dated March 20, 2020, with respect to our audit of the financial statements  of South Mountain Merger Corp. as of December 31, 2019 and for the period from February 28, 2019 (inception) through December 31, 2019, appearing in the Annual Report on Form 10-K of South Mountain Merger Corp. for the period ended December 31, 2019.

/s/ Marcum LLP

Marcum LLP
Los Angeles, CA
March 15, 2021

II-1